Exhibit 99.1

PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES ITS SECOND FISCAL QUARTER FINANCIAL RESULTS AND ITS QUARTERLY DIVIDEND OF $0.28 PER SHARE

Diluted EPS $0.42 vs $0.33 per share

Quarterly Reorder Sales Increased 9.6%

Gross Margins Improved Sequentially from 27.8% to 30.5%

Delray Beach, Florida, October 26, 2020, PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended September 30, 2020. Net sales for the quarter ended September 30, 2020 were $75.4 million, compared to $69.9 million for the quarter ended September 30, 2019, an increase of 7.9%. Net sales for the six months ended September 30, 2020 were $171.6 million, compared to $149.9 million for the six months ended September 30, 2019, an increase of 14.5%. Net income was $8.4 million, or $0.42 diluted per share, for the quarter ended September 30, 2020, compared to net income of $6.7 million, or $0.33 diluted per share, for the quarter ended September 30, 2019, a 26.2% increase to net income. Net income was $16.2 million, or $0.81 diluted per share, for the six months ended September 30, 2020, compared to net income of $12.0 million, or $0.60 diluted per share, for the six months ended September 30, 2019, a 34.7% increase to net income. Reorder sales increased 9.6%, to $67.8 million for the quarter ended September 30, 2020, compared to $61.9 million for the same quarter in the prior year. Reorder sales increased 14.4%, to $148.2 million for the six months ended September 30, 2020, compared to $129.6 million for the same period in the prior year.

Menderes Akdag, CEO and President, commented: “We were encouraged with the strength of our reorder sales and gross and operating margins during the quarter. Gross margins improved by 270 basis points from 27.8% in the June quarter to 30.5% in the September quarter, and operating margins improved by 400 basis points from 9.8% in the June quarter to 13.9% in the September quarter. The sequential gross margin increase can be attributed to a change in our product mix, with a shift to higher margin prescription medications. The gross margin increase for the three and six months ended September 30, 2020 was also due to the benefit of having direct relationships with all major manufacturers and the enforcement of their minimum advertised price policies. Our average order size increased from $85 to $87 for the quarters ended September 30, 2019 and 2020, respectively. In fiscal 2021, we are focusing on redesigning our website and mobile app to optimize our customers’ digital experience.”

The Board of Directors declared a quarterly dividend of $0.28 per share on the Company’s common stock. The dividend will be payable on November 20, 2020, to shareholders of record at the close of business on November 9, 2020. The Company intends to continue to pay regular quarterly dividends; however, the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This morning at 8:30 A.M. Eastern Time, the Company will host a conference call to review the quarter’s financial results. To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (203) 827-7025. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on October 26, 2020 until November 9, 2020 at 11:59 P.M Eastern Time. To access the replay, call (800) 337-8653 (toll free) or (402) 220-9669, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest and Most Trusted Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2020. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K. For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 561-526-4444.

###

Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share data)

	September 30,	March 31,
	2020	2020
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$106,344	$103,762
Accounts receivable, less allowance for doubtful accounts of $34 and $59, respectively	2,212	3,843
Inventories - finished goods	21,451	17,884
Prepaid expenses and other current assets	2,613	3,529
Total current assets	132,620	129,018

Noncurrent assets:
Property and equipment, net	25,469	25,445
Intangible assets	860	860
Total noncurrent assets	26,329	26,305

Total assets	$158,949	$155,323

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$16,058	$19,658
Accrued expenses and other current liabilities	4,486	4,214
Income taxes payable	618	471
Total current liabilities	21,162	24,343

Deferred tax liabilities	1,378	970

Total liabilities	22,540	25,313

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,272 and 20,166 shares issued and outstanding, respectively	20	20
Additional paid-in capital	5,317	3,804
Retained earnings	131,063	126,177

Total shareholders' equity	136,409	130,010

Total liabilities and shareholders' equity	$158,949	$155,323

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Sales	$75,436	$69,936	$171,640	$149,924
Cost of sales	52,418	49,934	121,837	108,061

Gross profit	23,018	20,002	49,803	41,863

Operating expenses:
General and administrative	6,809	6,303	14,563	12,811
Advertising	5,131	4,756	14,164	13,380
Depreciation	607	572	1,169	1,140
Total operating expenses	12,547	11,631	29,896	27,331

Income from operations	10,471	8,371	19,907	14,532

Other income:
Interest income, net	66	459	156	1,026
Other, net	338	304	593	561
Total other income	404	763	749	1,587

Income before provision for income taxes	10,875	9,134	20,656	16,119

Provision for income taxes	2,463	2,469	4,476	4,111

Net income	$8,412	$6,665	$16,180	$12,008

Net income per common share:
Basic	$0.42	$0.33	$0.81	$0.60
Diluted	$0.42	$0.33	$0.81	$0.60

Weighted average number of common shares outstanding:
Basic	20,063	19,963	20,024	20,098
Diluted	20,154	19,973	20,098	20,109

Cash dividends declared per common share	$0.28	$0.27	$0.56	$0.54

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Six Months Ended
	September 30,
	2020	2019
Cash flows from operating activities:
Net income	$16,180	$12,008
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,169	1,140
Share based compensation	1,513	1,365
Deferred income taxes	408	274
Bad debt expense	61	64
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	1,570	1,012
Inventories - finished goods	(3,567)	2,309
Prepaid income taxes	-	582
Prepaid expenses and other current assets	916	(1,433)
Accounts payable	(3,600)	(1,120)
Accrued expenses and other current liabilities	391	568
Income taxes payable	147	525
Net cash provided by operating activities	15,188	17,294

Cash flows from investing activities:
Purchases of property and equipment	(1,193)	(416)
Net cash used in investing activities	(1,193)	(416)

Cash flows from financing activities:
Repurchase and retirement of common stock	-	(11,496)
Dividends paid	(11,413)	(11,014)
Net cash used in financing activities	(11,413)	(22,510)

Net increase (decrease) in cash and cash equivalents	2,582	(5,632)
Cash and cash equivalents, at beginning of period	103,762	100,529

Cash and cash equivalents, at end of period	$106,344	$94,897

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$4,206	$2,730

Dividends payable in accrued expenses	$126	$155

        Exhibit 99.1 Page 4 of 4